Exhibit 99.1

AMERICAN WELL CORPORATION

UNAUDITED PRO FORMA FINANCIAL INFORMATION

(In thousands, except share and per share amounts)

On January 8, 2025, American Well Corporation (“Amwell” or the “Company”) completed the sale of all property and assets of its wholly owned subsidiary, Aligned TeleHealth, LLC, for an upfront cash consideration of $20,714,459 and additional consideration equal to 0.4x Avel eCare, LLC (the “Buyer”) and its affiliates’ aggregate revenues arising from the provision of telepsychiatry services to hospitals and correctional programs to current customers and potential customers in the sales pipeline of Aligned TeleHealth, LLC and Asana Integrated Medical Group (collectively, the “Business” or “APC business”) during the twelve-month period immediately following the closing, excluding revenues arising from the provision of on-site psychiatric services to certain of the Business’ contracts and other specified revenues (“Additional Payment”). Under generally accepted accounting principles, this Additional Payment is considered seller contingent consideration. The Company has made an accounting policy election to account for the seller contingent consideration when realizable. In connection with the sale, the Buyer assumed specified contracts and the related accounts receivable and all accounts payable and accrued expenses of the Business.

The unaudited pro forma consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The following unaudited pro forma condensed consolidated financial information consist of an unaudited pro forma condensed consolidated balance sheet as of September 30, 2024 and unaudited pro forma condensed consolidated statements of operations and comprehensive loss for the year ended December 31, 2023 and for the nine months ended September 30, 2024. The unaudited pro forma condensed consolidated balance sheet assumes that the sale had occurred on September 30, 2024, and the unaudited pro forma condensed consolidated statements of operations and comprehensive loss assume that the sale had occurred on January 1, 2023.

The transaction accounting adjustments for the sale consist of those necessary to account for the sale. The unaudited pro forma condensed consolidated financial information do not include any management’s adjustments that include forward-looking information.

The unaudited pro forma condensed consolidated financial information have been prepared based upon available information and management estimates and are subject to assumptions and adjustments described below and in the accompanying notes to those financial statements. The unaudited pro forma condensed consolidated financial information are not intended to represent or be indicative of the financial condition or results of operations that might have occurred had the sale occurred as of the dates stated above, and further should not be taken as representative of future financial condition or results of operations of the remaining business. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. Management believes these assumptions and adjustments are reasonable under the circumstances, given the information available at the filing date.

The unaudited pro forma condensed consolidated financial information and the accompanying notes should be read in conjunction with:

–

the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Amwell’s Form 10-K for the fiscal year ended December 31, 2023 and

–

the unaudited condensed consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Amwell’s Form 10-Q for the quarter ended September 30, 2024.

The historical column in the unaudited pro forma condensed consolidated financial statements reflects Amwell’s historical financial statements for the periods presented and does not reflect any adjustments related to the sale.

AMERICAN WELL CORPORATION

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except share and per share amounts)

	As of September 30, 2024
	Historical American Well Corporation (A)	Transaction Accounting Adjustments (B)	Notes	Pro forma
Assets
Current assets:
Cash and cash equivalents	$244,647	$20,075	(1)	$264,722
Accounts receivable ($749 from related parties and net of allowances of $1,056)	89,264	(7,331)	(2)	81,933
Inventories	4,761	-		4,761
Deferred contract acquisition costs	2,391	-		2,391
Prepaid expenses and other current assets	15,814	-		15,814
Total current assets	356,877	12,744		369,621
Restricted cash	795	-		795
Property and equipment, net	424	-		424
Goodwill	—	-		-
Intangibles assets, net	108,875	(4,215)	(3)	104,660
Operating lease right-of-use asset	8,012	-		8,012
Deferred contract acquisition costs, net of current portion	5,198	-		5,198
Other assets	2,312	-		2,312
Investment in minority owned joint venture	493	-		493
Total assets	$482,986	$8,529		$491,515
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,150	$(56)	(4)	$8,094
Accrued expenses and other current liabilities	47,908	(1,537)	(5)	46,371
Operating lease liability, current	3,658	-		3,658
Deferred revenue ($61 from related parties)	62,457	-		62,457
Total current liabilities	122,173	(1,593)		120,580
Other long-term liabilities	1,500	-		1,500
Operating lease liability, net of current portion	5,440	-		5,440
Deferred revenue, net of current portion	3,823	-		3,823
Total liabilities	132,936	(1,593)		131,343
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, no shares issued or outstanding as of December 31, 2023 and as of December 31, 2022	—	-		—
Common stock, $0.01 par value; 1,000,000,000 Class A shares authorized, 255,542,545 and 244,193,727 shares issued and outstanding, respectively; 100,000,000 Class B shares authorized, 27,390,397 shares issued and outstanding, respectively; 200,000,000 Class C shares authorized 5,555,555 issued and outstanding as of December 31, 2023 and as of December 31, 2022	153			153
Additional paid-in capital	2,275,543	-		2,275,543
Accumulated other comprehensive income (loss)	(15,765)	-		(15,765)
Accumulated deficit	(1,923,268)	10,122	(10) (13)	(1,913,146)
Total American Well Corporation stockholders’ equity	336,663	10,122		346,785
Non-controlling interest	13,387	-		13,387
Total stockholders’ equity	350,050	10,122		360,172
Total liabilities and stockholders’ equity	$482,986	$8,529		$491,515

AMERICAN WELL CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

	Year Ended December 31, 2023
	Historical American Well Corporation (A)	Transaction Accounting Adjustments (B)	Notes	Pro forma
Revenue
($3,859 from related parties)	$259,047	$(23,968)	(6)	$235,079
Costs and operating expenses:
Costs of revenue, excluding depreciation and amortization of intangible assets	164,287	(23,694)	(7)	140,593
Research and development	105,827	-		105,827
Sales and marketing	86,460	-		86,460
General and administrative	126,645	(345)	(8)	125,929
		(371)	(13)
Depreciation and amortization expense	31,492	(1,965)	(9)	29,527
Goodwill impairment	436,479	—		436,479
Total costs and operating expenses	951,190	(26,375)		924,815
(Loss) Income from operations	(692,143)	2,407		(689,736)
Interest income and other income (expense), net	19,422			19,422
Gain on sale	-	10,447	(10)	10,447
(Loss) Income before benefit (expense) from income taxes and loss from equity method investment	(672,721)	12,854		(659,867)
(Expense) benefit from income taxes	(3,860)	-	(11)	(3,860)
Loss from equity method investment	(2,590)	-		(2,590)
Net (loss) income	(679,171)	12,854		(666,317)
Net loss attributable to non-controlling interest	(4,007)	-		(4,007)
Net (loss) income attributable to American Well Corporation	$(675,164)	$12,854		$(662,310)
Net (loss) income per share attributable to common stockholders, basic and diluted	$(2.38)	$0.05	(12)	$(2.33)
Weighted-average common shares outstanding, basic and diluted	284,256,743	284,256,743		284,256,743

AMERICAN WELL CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

	Nine Months Ended September 30, 2024
	Historical American Well Corporation (A)	Transaction Accounting Adjustments (B)	Notes	Pro forma
Revenue
($2,442 from related parties)	$183,358	$(17,958)	(6)	$165,400
Costs and operating expenses:
Costs of revenue, excluding depreciation and amortization of intangible assets	118,799	(17,716)	(7)	101,083
Research and development	67,283	-		67,283
Sales and marketing	60,883	-		60,883
General and administrative	86,404	(259)	(8)	86,145
Depreciation and amortization expense	24,767	(1,459)	(9)	23,308
Goodwill impairment	-	—		-
Total costs and operating expenses	358,136	(19,434)		338,702
(Loss) income from operations	(174,778)	1,476		(173,302)
Interest income and other income (expense), net	10,334	-		10,334
(Loss) income before benefit (expense) from income taxes and loss from equity method investment	(164,444)	1,476		(162,968)
(Expense) benefit from income taxes	(1,223)	-	(11)	(1,223)
Loss from equity method investment	(2,402)	-		(2,402)
Net (loss) income	(168,069)	1,476		(166,593)
Net loss attributable to non-controlling interest	(2,580)	-		(2,580)
Net (loss) income attributable to American Well Corporation	$(165,489)	$1,476		$(164,013)
Net (loss) income per share attributable to common stockholders, basic and diluted	$(11.13)	$0.10	(12)	$(11.03)
Weighted-average common shares outstanding, basic and diluted	14,864,967	14,864,967		14,864,967

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

A) Derived from the consolidated balance sheet as of September 30, 2024, and consolidated statement of operations for the year ended December 31, 2023 and the nine months ended September 30, 2024, reported in our Form 10-K filed on March 1, 2024 and Form 10-Q filed on October 30, 2024.

B) Reflects the sale of the assets and liabilities of the APC business pursuant to the asset purchase agreement.

Transaction Accounting Adjustments:

1)
To record the estimated upfront cash consideration expected to be received in connection with the sale of the APC business, subject to certain adjustments for the working capital of the APC business and net of estimated transaction expenses of $371 and preliminary working capital adjustment of $268. The Company has made an accounting policy election to account for the Additional Payment, which under generally accepted accounting principles was determined to be contingent consideration, when realizable.
2)
Reflects the removal of all trade accounts receivable related to the APC business, which were assumed by the Buyer.
3)
Reflects the removal of the intangible assets (customer relationships) associated with the APC business.
4)
Reflects the removal of all accounts payable associated with the APC business, which were assumed by the Buyer.
5)
Reflects the removal of all accrued expenses (payroll and payroll related) associated with the APC business, as this is a liability being assumed by the Buyer.
6)
Reflects the elimination of visit revenue related to the APC business. Visit fees are recognized when the visits are completed, and the Company has delivered on its stand-ready obligation to provide access to the medical professional.
7)
Reflects the elimination of the costs associated with contracted medical providers directly related to the performance of patient visits associated with the APC business.
8)
Reflects the elimination of the costs associated with support personnel providing administrative support to the APC business.
9)
Reflects the elimination of the amortization associated with intangible assets that were part of the APC business.
10)
Reflects the estimated gain on sale of the APC business. The sale of the APC business was determined to be a business, and the Company has made an accounting policy election to reflect this gain in other income.
11)
The Company’s tax expense historically has resulted primarily from its international operations. The Company’s US operations (including the APC business) has a history of generating net operating losses and maintains a full valuation allowance against its net deferred tax assets. Accordingly, no income taxes will be recognized as a result of this sale, as the gain will be offset by existing net operating losses.
12)
Reflects the impact to the Company’s earnings per share as a result of the sale of the APC business.
13)
Reflects the estimated transaction costs of $371 incurred after September 30, 2024 in connection with the sale of the APC business.